UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

The information required by Item 1.01 contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On November 18, 2022, Angel Oak Mortgage, Inc. (the “Company”) along with its subsidiary, Angel Oak Mortgage Fund TRS (the “Seller”), entered into a Mortgage Loan Purchase and Sale Agreement (“MLPA”) and Bill of Sale (“Bill of Sale”) with Purple Orchid Trust (“Buyer”), whereby the Company sold, on a servicing released basis, certain non-QM and investor cash flow residential mortgage loans with a gross weighted average coupon of approximately 4.5%, and a total unpaid principal balance and net book value of approximately $343.4 million and approximately $349.7 million, respectively.

The purchase price for the mortgage loans being acquired by the Buyer was $284.2 million and was calculated as equal to the sum of (A) the product of (i) the stated principal balance of each mortgage loan and (ii) the related purchase price percentage plus (B) accrued and unpaid interest at the related mortgage interest rate from the last paid-through date (as identified in the mortgage loan schedule) to the day prior to the related closing date for each mortgage loan.

The conveyance to the Buyer of the mortgage loans is scheduled to take place in a series of tranches, with the first tranche conveyed on November 18, 2022, the second tranche conveyed on November 23, 2022 and the remainder to be conveyed prior to end of December 2022.

A copy of the MLPA is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Bill of Sale is attached hereto as Exhibit 10.2 and incorporated herein by reference. In accordance with item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.

Exhibit 10.1		Mortgage Loan Purchase and Sale Agreement by and among Angel Oak Mortgage Fund TRS, Angel Oak Mortgage, Inc., and Purple Orchid Trust, dated November 18, 2022
Exhibit 10.2	*	Bill of Sale by and among Angel Oak Mortgage Fund TRS, Angel Oak Mortgage, Inc., and Purple Orchid Trust, dated November 18, 2022
Exhibit 104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer